SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) April 9, 2007


                            SIENA TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


           Nevada                 000-25499             88-0390360
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(State or other jurisdiction     (Commission          (IRS Employer
     of incorporation)           File Number)      Identification No.)


                  5625 Arville, Suite E Las Vegas, Nevada 89118
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               (Address of principal executive offices) (Zip Code)

                                 (702) 889-8777
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

     On April 9, 2007, Kelley Communication Company, Inc. ("Kelley"), a wholly owned subsidiary of Siena Technologies, Inc. (the "Company") entered into a Contribution, Assignment and Assumption Agreement (the "Contribution Agreement") with MCS Services LLC ("MCS") and Tuscany Services LLC ("Tuscany Services") pursuant to which Kelley contributed substantially all of its assets used in the operation of the cable system in the Tuscany Community located in Henderson, Nevada (the "Tuscany Assets") for a 50% interest in Tuscany Services. The Tuscany Assets were valued at $750,000 in the transaction. Pursuant to the Contribution Agreement, MCS contributed $375,000 in cash to Tuscany Services for a 50% interest in Tuscany Services. Upon the closing of the transaction, Tuscany Services immediately distributed $375,000 in cash to Kelley. Kelley incurred approximately $59,000 of professional fees related to this transaction.

     In connection with the Contribution Agreement, Kelley and MCS also entered into an operating agreement dated April 9, 2007 with respect to the operations of Tuscany Services (the "Operating Agreement"). Pursuant to the Operating Agreement, Kelley and MCS each appointed a manager of Tuscany Services. The managers have equal authority and will direct the day-to-day operations of Tuscany Services. Pursuant to the Operating Agreement, Kelley and MCS are obligated to equally fund Tuscany Services' cash flow shortage each month, if any, including an initial contribution by Kelley and MCS of $25,000 cash each. Additionally, the Operating Agreement contains a "buy-sell" provision that allows either MCS or Kelley to initiate buy-sell proceedings after the two year anniversary of the Operating Agreement; provided that purchase price for the non-initiating member's membership interest cannot be less than that member's capital account plus a 15% annualized rate of return.

Item 2.06 Material Impairments

     In connection with the preparation of its financial statements required to be included in its Annual Report on Form 10-KSB for the year ended December 31, 2006, the Company concluded that it would record an impairment charge of approximately $478,000 related to the book value of the Tuscany Assets on Kelley's balance sheet. The Company made this decision because of the value given to the Tuscany Assets in connection with the Company's negotiation of the Contribution Agreement. The impairment will be reflected in the Company's 2006 Annual Report, which is expected to be filed late due to unresolved SEC staff comments relating to the Company's 2005 Form 10-KSB and the Company's Forms 10-QSB for the three quarters ending September 30, 2006. The unresolved SEC staff comments primarily relate to the Company's accounting for its issuance of convertible debentures in accordance with SFAS 133 and EITF 00-19 during 2005 and the six months ended June 30, 2006.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.             Description
-----------         --------------------

10.14 Contribution, Assignment and Assumption Agreement dated April 9, 2007 between Kelley Communication Company, Inc., MC Services LLC and Tuscany Services LLC

10.15 Operating Agreement dated April 9, 2007 between Kelley Communication Company, Inc. and Tuscany Services LLC

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SIENA TECHNOLOGIES, INC.

                                            /s/ Christopher G. Pizzo
                                            Christopher G. Pizzo
April 13, 2007                              Chief Financial Officer



                                 EXHIBIT INDEX

Exhibit
  No.         Description                        Method of Filing
-------       -----------                        ----------------

10.14   Contribution, Assignment and         Filed herewith electronically
        Assumption Agreement dated April 9,
        2007

10.15   Operating Agreement dated April 9,   Filed herewith electronically
        2007